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                                                                    Exhibit 1(b)


                            UNSECURED DEBT SECURITIES
                      DUE FROM NINE MONTHS TO THIRTY YEARS
                               FROM DATE OF ISSUE

                  FORM OF INTEREST CALCULATION AGENCY AGREEMENT

                  THIS AGREEMENT dated as of _____, 2002 between Baltimore Gas and Electric Company (hereinafter called the "Issuer"), having its principal office at 750 E. Pratt Street, 17th Floor, Baltimore, Maryland 21202, and The Bank of New York, a New York banking corporation (hereinafter sometimes called the "Calculation Agent or Paying Agent" which terms shall, unless the context shall otherwise require, include its successors and assigns), having its principal corporate trust office at 5 Penn Plaza, 13th Floor, New York
                  NY 10001, Attn: Corporate Trust Administration.

                             RECITALS OF THE ISSUER

                  The Issuer proposes to issue from time to time up to $_____________ aggregate principal amount of Unsecured Debt Securities (the "Debt Securities") under an indenture dated as of July 1, 1985 , between the Issuer and The Bank of New York, successor to Mercantile-Safe Deposit and Trust Company,(the "Trustee"), as Trustee as supplemented by the Supplemental Indenture dated as of October 4, 1987 and January 26, 1993 (the


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"Indenture"). Capitalized terms used in this Agreement and not otherwise defined herein are used as defined in the Indenture. Certain of the Debt Securities may bear interest at a floating rate determined by reference to an interest rate formula (the "Floating Rate Debt Securities") and the Issuer desires to engage the Calculation Agent to perform certain services in connection therewith.

                  NOW IT IS HEREBY AGREED THAT:

                  1. The Issuer hereby appoints The Bank of New York as Calculation Agent for the Floating Rate Debt Securities, upon the terms and subject to the conditions herein mentioned, and The Bank of New York hereby accepts such appointment. The Calculation Agent shall act as an agent of the Issuer for the purpose of determining the interest rate or rates of the Floating Rate Debt Securities.

                  2. The Issuer agrees to deliver to the Calculation Agent, prior to the issuance of any Floating Rate Debt Securities, copies of the proposed forms of such Debt Securities, including copies of all terms and conditions relating to the determination of the interest rate thereunder. The Issuer shall not issue any Floating Rate Note prior to the receipt of confirmation from the Calculation Agent of its acceptance of the proposed form of such Note. The Calculation Agent hereby


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acknowledges its acceptance of the proposed form of Floating Rate Note previously delivered to it.

                  3. The Issuer shall notify the Calculation Agent of the issuance of any Floating Rate Debt Securities prior to the issuance thereof and, at the time of such issuance, shall deliver to the Calculation Agent the information required to be provided by the Company for the calculation of the applicable interest rates thereunder. The Calculation Agent shall calculate the applicable interest rates for Floating Rate Debt Securities in accordance with the terms of such Debt Securities, the Indenture and the provisions of this Agreement.

                  4. Promptly following the determination of each change to the interest rate applicable to any Floating Rate Note, the Calculation Agent will cause to be forwarded to the Issuer, the Trustee and the principal Paying Agent information regarding the interest rate then in effect for such Floating Rate Note.

                  5. The Issuer will pay such compensation as shall be agreed upon with the Calculation Agent and the expenses, including reasonable counsel fees and expenses, incurred by the Calculation Agent in connection with its duties hereunder, upon receipt of such invoices as the Issuer shall reasonably require.

                  6. Notwithstanding any satisfaction or discharge of the Debt Securities or the Indenture, the Issuer will indemnify


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the Calculation Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or sustain or which may be made against it in connection with its appointment or the exercise of its powers and duties hereunder as well as the reasonable costs, including the expenses and fees of counsel in defending any claim, action or demand, except such as may result from the negligence or willful misconduct of the Calculation Agent or any of its employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon written instructions from the Issuer. In case any action is brought against the Calculation Agent with respect to which the Calculation Agent intends to seek indemnification from the Issuer pursuant to this paragraph 6, the Calculation Agent will notify the Issuer in writing of the commencement thereof, and the Issuer will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the Calculation Agent; PROVIDED, HOWEVER, that if the defendants in any such action include both the Issuer and the Calculation Agent and the Calculation Agent shall have reasonably concluded, after consultation with legal counsel of its choosing, that there may be legal defenses available to it which are different from or additional to those available to the Issuer, the Calculation Agent shall have the right to select separate counsel to assert such legal defenses and otherwise to participate in the defense of such action on behalf of the Calculation Agent, and in such


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event the Issuer will indemnify the Calculation Agent against the reasonable compensation and expenses and disbursements of such separate counsel.

                  7. The Calculation Agent may consult with counsel of its own selection (and notify the Issuer of such consultation) and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  8. The Calculation Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees:

                           (i) in acting under this Agreement and in connection
                  with the Debt Securities, the Calculation Agent, acting as agent for the Issuer, does not assume any obligation towards, or any relationship of agency or trust for or with, any of the holders of the Debt Securities;

                           (ii) unless herein otherwise specifically provided,
                  any order, certificate, notice, request or communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed by any person whom the Calculation Agent reasonably believes to be a duly authorized officer or attorney-in-fact of the Issuer;


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                           (iii) the Calculation Agent shall be obligated to
                  perform only such duties as are set forth specifically herein and any duties necessarily incidental thereto;

                           (iv) the Calculation Agent shall be protected and
                  shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered in good faith by it in reliance upon anything contained in a Floating Rate Note, the Indenture or any information supplied to it by the Issuer pursuant to this Agreement, including the information to be supplied pursuant to paragraph 3 above;

                           (v) the Calculation Agent, whether acting for itself
                  or in any other capacity, may become the owner or pledgee of Debt Securities with the same rights as it would have had if it were not acting hereunder as Calculation Agent; and

                           (vi) the Calculation Agent shall incur no liability
                  hereunder except for loss sustained by reason of its negligence or willful misconduct or bad faith.

                  9. (a) The Issuer agrees to notify the Calculation Agent at least 3 business days prior to the issuance of any Floating Rate Note with an interest rate to be determined by reference to London interbank offered rates (LIBOR) or any other formula that would require the Calculation Agent to select banks or other financial institutions (the "Reference Banks") for purposes of quoting rates. The Calculation Agent shall not be


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responsible to the Issuer or any third party for any failure of the Reference
Banks to fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation Agent having acted (except in the event of negligence or willful misconduct) on any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect.

                     (b) Except as provided below, the Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer and the Trustee of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such notice shall be given not less than 60 days prior to the said effective date unless the Issuer and the Trustee otherwise agree in writing. Except as provided below, the Calculation Agent may be removed by the filing with it and the Trustee of an instrument in writing signed by the Issuer specifying such removal and the date when it shall become effective (such effective date being at least 15 days after said filing). Any such resignation or removal shall take effect upon:

                           (i) the appointment by the Issuer as hereinafter provided of a successor Calculation Agent; and

                           (ii) the acceptance of such appointment by such successor Calculation Agent;

PROVIDED, HOWEVER, that in the event the Calculation Agent has given not less than 60 days' prior notice of its desired resignation, and during such 60 days there has not been acceptance by a successor Calculation Agent of its appointment as


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successor Calculation Agent (which successor shall be reasonably satisfactory to the Trustee and shall not be an Affiliate (as such term is defined in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act of 1934) of the Issuer), the Calculation Agent so resigning may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. The Issuer covenants that it shall appoint a successor Calculation Agent as soon as practicable after receipt of any notice of resignation hereunder. Upon its resignation or removal becoming effective, the retiring Calculation Agent shall be entitled to the payment of its compensation and the reimbursement of all reasonable expenses (including reasonable counsel fees and expenses) incurred by such retiring Calculation Agent pursuant to paragraph 5 hereof.

                     (c) If at any time the Calculation Agent shall resign or be removed, or shall become incapable of acting or shall be adjudged bankrupt or insolvent, or liquidated or dissolved, or an order is made or an effective resolution is passed to wind up the Calculation Agent, or if the Calculation Agent shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property shall be appointed, or if any order of any court shall


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be entered approving any petition filed by or against the Calculation Agent under the provisions of any applicable bankruptcy or insolvency law, or if any public officer shall take charge or control of the Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent shall be appointed by the Issuer by an instrument in writing filed with the successor Calculation Agent and the Trustee. Upon the appointment as aforesaid of a successor Calculation Agent and acceptance by the latter of such appointment the former Calculation Agent shall cease to be Calculation Agent hereunder.

                     (d) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor, the Issuer and the Trustee and instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder, and such predecessor, upon payment of its reasonable compensation, charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

                     (e) Any corporation into which the Calculation Agent may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation


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resulting from any merger, conversion or consolidation to which the Calculation
Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer and the Trustee.

                      (f) The provisions of paragraph 6 hereof shall survive any resignation or removal hereunder.

                  10. Any notice required to be given hereunder shall be delivered in person, by overnight mail or sent by facsimile or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two business days by letter or facsimile), in the case of the Issuer, to it at the address set forth in the heading of this Agreement,
Attention: Treasurer; in the case of the Trustee or the Calculation Agent, to it at the address set forth in the heading of this Agreement; or, in any case, to any other address of which the party receiving notice shall have notified the party giving such notice in writing.

                  11. This Agreement may be amended only by a writing duly executed and delivered by each of the parties signing below.


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                  12. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  13. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and year first above written.


                                     BALTIMORE GAS AND ELECTRIC COMPANY

                                     By:
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                                     Title:
                                            ------------------------------------


                                     THE BANK OF NEW YORK

                                     By:
                                         ---------------------------------------

                                     Title:
                                            ------------------------------------


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